CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus of Scudder Tax-Exempt California Money Market Fund and "Auditors" and financial statements in the Statement of Additional Information of Scudder Tax-Exempt Money Market Fund included in Post-Effective Amendment No. 17 to the Registration Statement (Form N-1A, No.33-12938) of Scudder Tax-Exempt California Money Market Fund.

We also consent to the incorporation by reference into the Statement of Additional Information of Scudder Tax-Exempt California Money Market Fund of our report dated November 9, 2001 with respect to the financial statements and financial highlights of the Scudder Tax-Exempt California Money Market Fund, included in the September 30, 2001 annual report.


                                                      /s/Ernst & Young LLP
                                                      --------------------
                                                      Ernst & Young LLP


Boston, Massachusetts
January 30, 2002